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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2006
Hamilton, Bermuda

Dear Shareholders:

        It is with great pleasure that we invite you to our 2006 Annual General Meeting of shareholders. The meeting will be held on Friday, May 5, 2006, at the Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda at 8:00 a.m. Atlantic time.

        Our formal agenda for this year's meeting is to vote on the election of directors, to ratify the selection of independent auditors for 2006, and to vote on specified subsidiary matters. In addition, we will report to you the highlights of 2005 and discuss the outlook for our business in 2006. We will also answer any questions you may have. Representatives of our independent accountants will be in attendance at the meeting and will also be available to answer questions.

        Whether or not you plan to attend the meeting, your vote on these matters is important to us. Please complete, sign and return the enclosed proxy card in the envelope provided. Alternatively, you can vote your proxy by telephone or through the Internet by following the instructions on the enclosed proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

Walter A. Scott Chairman of the Board	Dominic J. Frederico President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING

March 27, 2006
Hamilton, Bermuda

TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:

        The Annual General Meeting of Assured Guaranty Ltd. (the "Company") will be held on Friday, May 5, 2006, at 8:00 a.m. Atlantic time at the Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda, for the following purposes:

  1.
  To elect two Class I directors to hold office until 2008 and four Class II directors to hold office until 2009;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2006;

  3.
  To direct the Company to act on various matters concerning certain of the Company's subsidiaries; and

  4.
  To transact such other business, if any, as lawfully may be brought before the meeting.

        Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 10, 2006, are entitled to notice of, and to vote at, the Annual General Meeting.

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOU MAY ALSO VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE ACCOMPANYING PROXY CARD. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ENCLOSED PROXY STATEMENT.

By Order of the Board of Directors,

James M. Michener Secretary

ASSURED GUARANTY LTD.

30 Woodbourne Avenue
Hamilton HM 08 Bermuda

March 27, 2006

PROXY STATEMENT

        The Board of Directors of Assured Guaranty Ltd. (the "Company", "we", "us" or "our") is soliciting the accompanying proxy to be voted at the Annual General Meeting of the Company to be held at 8:00 a.m. Atlantic Time on Friday, May 5, 2006, at the Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda, and any adjournments thereof. When the proxy is properly executed and returned, the Common Shares it represents will, subject to any direction to the contrary, be voted at the meeting in favor of the matters specified in the "Notice of Annual General Meeting" attached hereto.

        Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

        Only holders of Common Shares of record as of the close of business on March 10, 2006 will be entitled to vote at the meeting. As of the close of business on March 10, 2006, there were outstanding                        Common Shares of the Company entitled to vote at the meeting, with each Common Share entitling the holder of record on such date to one vote (except that if, and so long as, the "controlled shares" (defined generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons) of any "United States person" as defined in the Internal Revenue Code constitute 9.5% or more of the issued Common Shares, the voting rights with respect to the controlled shares owned by such person will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in the Company's Bye-Laws).

        The election of each nominee for director, the ratification of the appointment of PricewaterhouseCoopers LLP and the approval of voting matters with respect to the Company's subsidiaries require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting, provided there is a quorum (consisting of two or more persons present in person or by proxy representing more than 50% of the issued and outstanding shares entitled to vote at the Annual General Meeting) at the meeting. The Company will appoint one or more inspectors of election to count votes cast in person or by proxy. Common Shares owned by shareholders electing to abstain from voting with respect to any proposal and "broker non-votes" will be counted towards the presence of a quorum but will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no effect on the outcome of the proposals to elect directors, to approve the plans, to approve the subsidiary matters or to ratify the appointment of the Company's independent accountants.

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2005 accompanies this Proxy Statement.

        This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to shareholders on or about March 30, 2006.

        The Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in the attached Notice of Annual General Meeting. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

ELECTION OF DIRECTOR
(Item A on Proxy Card)

        The Company's Bye-Laws provide that the Company's Board of Directors shall be divided into three classes with the terms of office of each class ending in successive years. The Company's Bye-Laws provide for a maximum of 21 directors and empower the Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting.

        Following recommendation from the Nominating and Governance Committee, the Company's Board of Directors has nominated Robin Monro-Davies and Michael T. O'Kane as Class I directors of the Company to serve two year terms to expire at the Annual General meeting in 2008 and Stephen A. Cozen, John G. Heimann, Donald H. Layton and Walter A. Scott for election as Class II directors of the Company to serve three-year terms to expire at the Annual General Meeting in 2009 and, in each case, until their respective successors shall have been elected and shall have qualified. Each nominee, except Mr. Layton, is currently serving as a director of the Company.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF THE COMPANY.

        It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidate nominated by the Board of Directors. If he is unable or unwilling to serve, the proxies will, subject to any direction to the contrary, be voted for such other person as the Board of Directors may recommend.

        Certain information with respect to the nominee for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual General Meeting is set forth below.

Nominees for Election
Nominees for Terms Expiring in 2008

Robin Monro-Davies, age 65, became a director of the Company in August 2005. From 1997 until his retirement in 2001, Mr. Monro-Davies was Chief Executive Officer of Fitch Ratings (rating agency). Mr. Monro-Davies is a director of AXA UK, AXA Asia Pacific Holdings and HSBC Bank plc, and Chairman of MergerMarket. Mr. Monro-Davies is also an independent director of Assured Guaranty (UK) Ltd., one of the Company's subsidiaries.

Michael T. O'Kane, age 60, became a director of the Company in August 2005. Until his retirement in August 2004, Mr. O'Kane was employed at TIAA-CREF (financial products) in a number of different capacities since 1986, most recently as Senior Managing Director, Securities Division. Mr. O'Kane is a member of the Board of Directors of Scholarship America.

Nominees for Terms Expiring in 2009

Stephen A. Cozen, age 66, became a director of the Company upon completion of the Company's initial public offering in April 2004 (the "IPO"). Mr. Cozen is the founder and Chairman of Cozen O'Connor, an internationally-recognized law firm, with its home office in Philadelphia, Pennsylvania. Mr. Cozen has practiced law for more than 40 years and until 2003 was the CEO of Cozen O'Connor. Mr. Cozen is also a director of United America Indemnity, Ltd.

John G. Heimann, age 76, became a director of the Company upon completion of the IPO. Mr. Heimann was the founding Chairman of the Financial Stability Institute, which was founded in 1999, and has served as Senior Advisor to this organization since 2002. The Financial Stability Institute is a joint initiative of the Switzerland-based Bank for International Settlements and the Basle Committee on Banking Supervision whose mission is to promote better and more independent supervision of the banking, capital markets and insurance industries by supervisory authorities around the globe. From 1984 to February 2003, Mr. Heimann was employed by Merrill Lynch & Co. in various capacities, most recently serving as Chairman of that firm's global financial institutions practice. From 1977 to 1981, Mr. Heimann served as Comptroller of the Currency. From 1975 to 1977, Mr. Heimann was Superintendent of Banks of the State of New York.

Donald H. Layton, age 55, has been nominated for election as a director at the 2006 annual general meeting. Prior to his retirement in 2004, Mr. Layton worked at J.P. Morgan Chase & Co., most recently as Vice Chairman and a member of its three person Office of the Chairman. Previously, Mr. Layton had been Co-Chief Executive Officer of J.P. Morgan, the investment bank of J.P. Morgan Chase & Co. Mr. Layton is a senior advisor to the Bond Market Association, a member of the Federal Reserve Bank of New York's International Capital Markets Advisory Committee and the Massachusetts Institute of Technology Visiting Committee for Economics. Mr. Layton also serves on the Boards of the Partnership for the Homeless, the International Executive Service Corps and the Foreign Policy Association.

Walter A. Scott, age 68, became a director of the Company upon completion of the IPO and its Chairman in May 2005. Mr. Scott was Chairman, President and CEO of ACE Limited ("ACE") from March 1991 until his retirement in September 1994 and President and CEO of ACE from September 1989 to March 1991. Subsequent to his retirement he served as a consultant to ACE until September 1996. Mr. Scott was a director of ACE from 1989 through May 2005. Prior to joining ACE, Mr. Scott was President and CEO of Primerica's financial services operations (which is now part of Citigroup). Mr. Scott is currently Chairman and CEO of Green Mountain Beverage, a Vermont-based hard-cider company. Mr. Scott is a member of the Executive Committee of the Board of Trustees of Lafayette College and a founding trustee of the Bermuda Foundation for Insurance Studies.

Directors Whose Terms of Office Will Continue after this Meeting
Directors Whose Terms Expire in 2007

Neil Baron, age 62, became a director of the Company upon completion of the IPO. Mr. Baron has been Chairman of Criterion Research Group, LLC, an independent securities research firm from March 2002 through February 2006, at which time this firm was acquired by the Center for Financial Research and Analysis, LLC. Mr. Baron is serving as an advisor to the buyer. From July 1998 to March 2002, Mr. Baron was a private investor. Mr. Baron was Vice Chairman and General Counsel of Fitch Inc., a nationally recognized statistical ratings organization, from April 1989 to August 1998. Prior to joining Fitch, Mr. Baron was in private practice for more than 20 years, including at the law firm of Booth & Baron, specializing in structured finance and rating agency matters.

G. Lawrence Buhl, age 59, CPA, became a director of the Company upon completion of the IPO. Mr. Buhl was a partner of Ernst & Young LLP and its predecessors through 2003. During his 35-year accounting career, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young's Philadelphia, New York and Baltimore offices and as audit engagement partner for more than 40 insurance companies, including those in the financial guaranty industry. Mr. Buhl also serves as a director for Harleysville Group, Inc. and is chair of that company's audit committee.

Dominic J. Frederico, age 53, has been President and Chief Executive Officer of Assured Guaranty since December 2003. Mr. Frederico served as Vice Chairman of ACE from June 2003 until April 2004 and served as President and Chief Operating Officer of ACE and Chairman of ACE INA Holdings, Inc. ("ACE INA") from November 1999 to June 2003. Mr. Frederico was a director of ACE from 2001 through May 2005. Mr. Frederico has also served as Chairman, President and Chief Executive Officer of ACE INA from May 1999 through November 1999. Mr. Frederico previously served as President of ACE Bermuda Insurance Ltd. ("ACE Bermuda") from July 1997 to May 1999, Executive Vice President, Underwriting from December 1996 to July 1997, and as Executive Vice President, Financial Lines from January 1995 to December 1996. Prior to joining ACE, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group ("AIG"). Mr. Frederico completed his employment at AIG after serving as Senior Vice President and Chief Financial Officer of AIG Risk Management. Before that, Mr. Frederico was Executive Vice President and Chief Financial Officer of UNAT, a wholly owned subsidiary of AIG headquartered in Paris, France.

Director Whose Term Expires in 2008

Patrick W. Kenny, age 63, became a director of the Company upon completion of the IPO. Mr. Kenny has served as the president and chief executive officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, since June 2001. From 1998 to June 2001 Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies, where he was responsible for mergers and acquisitions, and relationships with banking and regulatory institutions. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty.

        There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Director Independence

        The Board has determined that the following directors and nominee are independent under the revised listing standards of the New York Stock Exchange: Neil Baron, G. Lawrence Buhl, Stephen A. Cozen, John G. Heimann, Patrick W. Kenny, Donald H. Layton, Robin Monro-Davies, Michael T. O'Kane and Walter A. Scott. These independent directors and nominee constitute substantially more than a majority of the Company's Board of Directors. In making its determination of independence, the Board applied its categorical standards for director independence and determined that no other material relationships existed between the Company and these directors. A copy of the Company's categorical standards for director independence is attached as Exhibit A to this proxy statement and is also available by accessing the Company's website at www.assuredguaranty.com, then clicking on "Investor Information," followed by "Corporate Governance." The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with the Company.

Meetings and Committees of the Board of Directors

        There were four meetings of the Board of Directors during 2005. All directors in office during 2005 attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held during the year ended December 31, 2005, except Mr. Monro-Davies. Mr. Monro-Davies could not attend the November 2005 board meeting due to a commitment made prior to his appointment to the board in August 2005.

        The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, all of which consist exclusively of members who qualify as independent directors under the applicable requirements of the New York Stock Exchange. The Board has also established a Finance Committee and a Risk Oversight Committee.

        The Board of Directors has adopted a written charter for each of the foregoing committees. In addition, the Company has adopted corporate governance guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards, including independence, director responsibilities and board self-evaluations. The full text of each charter and the corporate governance guidelines, as well as the Company's code of conduct, are available on the Company's website located at www.assuredguaranty.com. The committee charters, the corporate governance guidelines and the code of conduct can be viewed and printed by accessing the website, then clicking on "Investor Information," followed by "Corporate Governance." In addition, you may request copies of the committee charters, the corporate governance guidelines, the code of conduct and categorical standards for director independence by contacting our Secretary:

Telephone	441-278-6679
Facsimile	441-296-1083
e-mail	jmichener@assuredguaranty.com

        In addition to regular board meetings, the non-management directors meet at regular executive sessions of the board, at which no members of management are present. At least once a year the independent directors meet at a regular executive session without participation of management or any director that is not independent. The Chairman of the Board is the presiding director for executive sessions of non-management directors.

Audit Committee

        The Audit Committee is composed entirely of directors who are independent of the Company and its management, as defined by NYSE listing standards. The Audit Committee provides oversight of the integrity of the Company's financial statements and financial reporting process, the Company's compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of the Company's internal auditors and the performance, qualification and independence of the independent accountants. The Audit Committee is comprised of G. Lawrence Buhl (Chairman), Patrick W. Kenny and Michael T. O'Kane. The Board has determined that each member of the Audit Committee is an audit committee financial expert (as that term is defined under 401(h) of Regulation S-K) and that each member satisfies the financial literacy requirements of the NYSE. If elected to the board, Donald H. Layton is expected to join the Audit Committee. The Audit Committee held five meetings during 2005, in addition to four telephonic conferences.

Compensation Committee

        The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards. The Compensation Committee has responsibility for evaluating the performance of the Chief Executive Officer and senior management and determining executive compensation. The Compensation Committee also works with the Nominating and Governance Committee and the Chief Executive Officer on succession planning. The Compensation Committee is comprised of Patrick W. Kenny (Chairman), Neil Baron and Stephen A. Cozen. The Compensation Committee held four meetings during 2005.

Nominating and Governance Committee

        The Nominating and Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards. The responsibilities of the Nominating and Governance Committee include identification of individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations. The Nominating and Governance Committee is comprised of Stephen A. Cozen (Chairman), John G. Heimann and Robin Monro-Davies. The Nominating and Governance Committee held four meetings during 2005.

Finance Committee

        The Finance Committee is composed entirely of directors who are independent of the Company and its management, as defined by NYSE listing standards. The Finance Committee of the Board of Directors oversees management's investment of the Company's investment portfolio. The Finance Committee also oversees, and makes recommendations to the Board with respect to, the Company's capital structure, financing arrangements, investment guidelines and any corporate development activities. The Finance Committee is comprised of Neil Baron (Chairman), G. Lawrence Buhl and Michael T. O'Kane. The Finance Committee held four meetings during 2005.

Risk Oversight Committee

        The Risk Oversight Committee is composed entirely of directors who are independent of the Company and its management, as defined by NYSE listing standards. The Risk Oversight Committee was formed in May 2005 to establish the Company's risk tolerance, and oversee management's establishment and implementation of standards, controls, limits, guidelines and policies relating to risk assessment and risk management focusing on both the underwriting and surveillance of credit risks and the assessment and management of other risks, including, but not limited to, financial, legal and operational risks and other risks concerning the Company's reputation and ethical standards. The Risk Oversight Committee is comprised of John G. Heimann (Chairman), Patrick W. Kenny and Robin Monro-Davies. If elected to the board, Donald H. Layton is expected to join the Risk Oversight Committee. The Risk Oversight Committee held two meetings during 2005.

Nomination of Directors

        In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee reviews the qualifications of these persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Governance Committee includes a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an annual general meeting. Between annual general meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board.

        The Company's corporate governance guidelines require the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that well serve the Company's governance and strategic needs. Board candidates will be considered on the basis of a range of criteria including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as a global business perspective and commitment to good corporate citizenship. Directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. Directors shall possess the highest personal and professional integrity and commitment to ethical and moral values. Directors must have the time necessary to fully meet their duty of care to the shareholders and be willing to commit to service over the long haul, if called upon.

        The Nominating and Governance Committee will consider a shareholder's recommendation for director, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, it should be mailed to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08 Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the recommended person is recommended by the Nominating and Governance Committee and approved by the Board.

        If a stockholder desires to nominate a person for election as director at a stockholders meeting, that person must comply with Article 14 of the Company's Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding annual general meeting. This time period has passed with respect to the 2006 Annual General Meeting. With respect to the 2007 Annual General Meeting, such written notice must be received on or prior to February 4, 2007. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

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  the shareholder's name as it appears in the Company's books;

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  a representation that the shareholder is a record holder of the Company's shares and intends to appear in person or by proxy at the meeting to present such proposal;

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  the class and number of shares beneficially owned by the shareholder;

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  the name and address of any person to be nominated;

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  a description of all arrangements or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons pursuant to which the nomination or nominations are to be made by the shareholder);

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  such other information regarding such nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Commission's proxy regulations; and

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  the consent of each nominee to serve as a director of the Company, if so elected.

Procedures for Contacting the Board

        The Board provides a process for shareholders, employees or other interested parties to send communications to the Board. Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmaudit@assuredguaranty.com. Shareholders, employees or other interested parties wanting to contact the Board, the non-management director, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@assuredguaranty.com. The Secretary has access to these e-mail addresses. Alternatively, stockholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, although mail to Bermuda is not as prompt as e-mail. Communication with the Board may be anonymous. The Corporate Secretary will forward all communications to the Board to the members of the Nominating and Governance Committee, which will determine when it is appropriate to distribute such communications to other members of the Board or to management.

Attendance by Members of the Board of Directors at the Annual Meeting of Shareholders

        While the Company does not have a formal policy regarding Board member attendance at annual meetings of shareholders, the Company expects each member of the Board of Directors to attend each annual meeting of shareholders.

Director Compensation

        Non-management directors receive an annual retainer of $150,000 per year, $60,000 of which will be paid in cash and $90,000 of which is paid in stock units or restricted stock (as described below), though a director may elect to receive up to 100 percent his annual retainer in stock units or restricted stock. The Chairman of the Board receives an additional $100,000 annual retainer, the Chairman of the Audit Committee receives an additional $20,000 annual retainer and the Chairman of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receives an additional $10,000 annual retainer. Members of the Audit Committee receive an additional $10,000 annual retainer and members of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receive an additional $5,000 annual retainer. The Company will generally not pay a fee for attendance at board or committee meetings, though the Chief Executive Officer has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings. In February 2006, the Chairman of the Audit Committee was awarded an additional fee of $20,000 for work on a special audit project.

        An initial (one-time) grant of restricted shares with a value of $100,000 was awarded to each non-management director upon closing of the IPO or initial election. These restricted shares will vest on the day immediately prior to the third annual shareholders meeting at which directors are elected following the grant of the shares.

        Retainer equity awards were granted upon completion of the IPO and will be granted annually thereafter (usually on the date of the Company's annual shareholders' meeting) in the form of stock units until the share ownership guidelines set forth in the next paragraph have been met. The first 10,000 stock units awarded to each director will become non-forfeitable on the day immediately prior to the first annual shareholders meeting at which directors are elected following the grant of the units. The issuance of Common Shares for these units will be mandatorily deferred until six months after termination of the director's service on the Board of Directors. After the share ownership guidelines discussed below are met, directors may elect to receive their annual retainer equity award in the form of either restricted shares that vest on the day immediately prior to the first annual shareholders meeting at which directors are elected following the grant of the shares, or stock units that become non-forfeitable on the day immediately prior to the first annual shareholders meeting at which directors are elected following the grant of the units, with the issuance of Common Shares deferred to a later date chosen by the director. Stock units cannot be sold or transferred until the Common Shares are issued. Dividend equivalents will be credited to stock units and reinvested as additional stock units.

        The Board of Directors has recommended that each director own at least 10,000 Common Shares within three years after joining the board. Common Shares represented by stock units will count toward that guideline, though restricted shares awarded upon a director's initial election will not.

Certain Business Relationships

        Relationships with ACE Limited.    During the time the Company was a subsidiary of ACE Limited ("ACE"), it was party to a number of service agreements with subsidiaries of ACE under which either the Company provided services to subsidiaries of ACE, or they provided services to the Company. Since the IPO, many of these service agreements have been terminated, though some still remain in place. A summary of the service agreements is summarized below:

        ACE has historically provided certain general and administrative services to some of the Company's subsidiaries, including Assured Guaranty Corp. ("AGC"), Assured Guaranty Re Ltd. ("AG Re") and Assured Guaranty Re Overseas Ltd. ("AGRO"). Those services have included information technology related services, tax consulting and preparation services, internal audit services, administrative services, including accounts payable, payroll, human resources and a liquidity facility line of credit. Expenses included in the Company's financial statements related to these services were $0.9 million for the year ended December 31, 2005. As of December 31, 2005 the only services performed under this agreement were information technology related and tax consulting and preparation services.

        Real Estate.    Prior to the IPO, AG Re was party to an arrangement with ACE pursuant to which it subleased approximately 5,000 square feet of office space in Bermuda from ACE at an annual cost of $0.4 million. This amount was a prorated portion of amounts payable by ACE under the master lease. The land owner is a company of which ACE owns 40% of the outstanding capital stock. In connection with the IPO, the Company terminated the sublease arrangement and leases directly from the landowner the space used prior to the IPO plus additional space for a total of 9,000 square feet at an annual rent of approximately $0.8 million. This lease expired on April 30, 2005. In May 2005, AG Re and the landowner signed a five year renewal of this lease covering approximately 11,000 square feet at an annual rent of approximately $0.9 million. In May 2005, the Company subleased approximately 2,700 square feet to a subsidiary of ACE at an annual rent of approximately $0.2 million.

        The Company provides Mr. Frederico a housing allowance by leasing a house in Bermuda for him that is owned by the ACE Foundation. In 2005, the rent on this house was $20,000 per month. In addition, beginning March 1, 2004, the Company leased an apartment from the ACE Foundation at $5,500 per month. This lease expired in February 2006 and was not renewed.

        Reinsurance Transactions.    The Company cedes business to affiliates of ACE under certain reinsurance agreements.

  •
  AGC and AGRO, effective April 1, 2004, entered into 100% quota share retrocession agreement with ACE American. ACE American reinsures both existing and new trade credit reinsurance business written by these entities. The aggregate premium paid under these agreements was approximately $35.4 million in respect of existing business.

  •
  AGRO and ACE INA Overseas Insurance Company entered into a 100% quota share retrocession agreement, effective April 1, 2004, under which AGRO retrocedes to ACE INA Overseas an auto residual value reinsurance transaction. The premium payable under this agreement was approximately $32.2 million.

        Amounts related to reinsurance ceded are reflected in the table below:

2005
($ in millions)
For the year ended December 31, 2005:
Written premiums	$32.2
Earned premiums	33.5
Loss and loss adjustment expenses incurred	(45.5)
Profit commission expenses	0.2
As of December 31, 2005:
Prepaid reinsurance premiums	$3.1
Reinsurance recoverable on ceded losses	12.3
Funds held by Company under reinsurance contracts	19.2

        The Company also writes business with affiliates of ACE under insurance and reinsurance agreements. Amounts related to business assumed from affiliates are reflected in the table below:

2005
($ in millions)
For the year ended December 31, 2005:
Written premiums	$—
Earned premiums	0.3
Loss and loss adjustment expenses incurred	(6.1)
Acquisition costs	0.1
As of December 31, 2005:
Unearned premium reserve	$2.2
Reserve for losses and loss adjustment expenses	—

        Keepwell Agreement.    AGRO provided a keepwell to ACE Capital Title, which was its subsidiary until shortly prior to the IPO. Pursuant to the terms of this agreement, AGRO agreed to provide funds to ACE Capital Title sufficient for it to meet its obligations. In connection with the IPO, AGRO assigned this keepwell to ACE Bermuda, and ACE Bermuda has agreed to indemnify and hold harmless AGRO in respect of the keepwell. No payment was made in connection with the assignment of the keepwell agreement.

        Formation Transactions and Capital Contributions.    In connection with the IPO, ACE engaged in certain formation transactions that involved capital contributions to the Company and its subsidiaries. ACE, through a U.S. subsidiary, formed Assured Guaranty US Holdings, Inc. as a Delaware holding company to hold the shares of AGC and AG Financial Products, Inc. ACE's U.S. subsidiary transferred the shares of AGC and AG Financial Products, Inc. to Assured Guaranty US Holdings in exchange for stock of Assured Guaranty US Holdings and a $200 million promissory note. AGRO has transferred 100% of the stock ownership in ACE Capital Title to ACE Bermuda in exchange for a $39.3 million promissory note which was paid upon the completion of the IPO.

        ACE transferred 100% of the stock ownership in Assured Guaranty US Holdings and Assured Guaranty Finance Overseas to the Company in exchange for 35,171,000 of the Company's Common Shares and two promissory notes of the Company in an aggregate amount of $1 million and 100% of the stock of AG Re to the Company in exchange for 38,629,000 of the Company's Common Shares and a $1 million promissory note of the Company. These notes mature in April 2006.

        Tax Allocation Agreement.    In connection with the IPO and related share exchange, the Company and ACE Financial Services Inc. ("AFS") entered into a tax allocation agreement. Pursuant to the tax allocation agreement, the Company and AFS has made an election under sections 338(g) and 338(h)(10) of the Internal Revenue Code of 1986, as amended, with the effect that the portion of the tax basis of the Company's assets covered by this election was increased to the deemed purchase price of the assets and an amount equal to such increase was included in income in the consolidated federal income tax return filed by U.S. tax-paying subsidiaries of ACE. It is expected that this additional basis will result in increased income tax deductions and, accordingly, reduced income taxes payable by the Company. Pursuant to the tax allocation agreement, the Company will pay AFS any tax benefits realized by the Company, on a quarterly basis, generally calculated by comparing our actual taxes to the taxes that would have been owed by the Company had the increase in basis not occurred. During 2005, the Company paid AFS $0.8 million, reducing the liability to $20.1 million, which is included in other liabilities on the balance sheet. In the event that any taxing authority successfully challenges any deductions reflected in a tax benefit payment to AFS, AFS will reimburse the Company for the loss of the tax benefit and any related interest or penalties imposed upon us. The tax benefit payments to AFS should have no material effect on the Company's earnings or cash flows, which should not be materially less than they would have been in the absence of the tax allocation agreement and additional tax basis.

        The tax allocation agreement provides that the tax benefit calculation for any period ending after the consummation of IPO will not be less than the tax benefit calculated without giving effect to any items of income, expense, loss, deduction, credit or related carryovers or carrybacks from businesses conducted by the Company or relating to the Company's assets and liabilities other than those businesses conducted by the Company and those assets and liabilities existing immediately prior to the consummation of the offering (taking into account any assets acquired from AFS or its subsidiaries after the offering and any liabilities incurred or assumed with respect to such assets). The tax allocation agreement further provides that the Company will not enter into any transaction a significant effect of which is to reduce the amount payable to AFS under the tax allocation agreement.

        Registration Rights Agreement.    The Company entered into a registration rights agreement with ACE in connection with the transactions associated with the IPO to provide it and its affiliates with registration rights relating to Common Shares of the Company which they hold.

        The registration rights agreement provides ACE and its affiliates with registration rights relating to the Common Shares held by ACE and its affiliates immediately after the IPO and any Common Shares ACE or its affiliates acquires thereafter. ACE and its affiliates are able to require the Company to register under the Securities Act of 1933, as amended, (the "Securities Act") all or any portion of the Company's Common Shares covered by the registration rights agreement. In addition, the registration rights agreement provides for various piggyback registration rights for ACE and its affiliates. Whenever the Company proposes to register any of its securities under the Securities Act for itself or others, subject to customary exceptions, the Company must provide prompt notice to ACE and its affiliates and include in that registration all Common Shares which ACE or its affiliates owns and requests to be included.

        The registration rights agreement sets forth customary registration procedures, including an agreement by us to make available the Company's senior management for roadshow presentations. All registration expenses incurred in connection with any registration, other than underwriting commissions, will be paid by the Company. In addition, the Company is required to reimburse ACE for the fees and disbursements of its outside counsel retained in connection with any such registration. The registration rights agreement also imposes customary indemnification and contribution obligations on the Company for the benefit of ACE and any underwriters, although ACE must indemnify the company for any liabilities resulting from information provided by ACE. These payment and indemnification obligations may be subject to restrictions under Bermuda law.

        ACE's rights under the registration rights agreement remain in effect with respect to the Common Shares covered by the agreement until:

  •
  those shares have been sold under an effective registration statement under the Securities Act;

  •
  those shares have been sold to the public under Rule 144 under the Securities Act; or

  •
  those shares have been transferred in a transaction where a subsequent public distribution of those shares would not require registration under the Securities Act.

        The Company has filed a shelf registration statement under the Securities Act, which has been declared effective in June 2005, pursuant to which ACE would be able to sell its Common Shares of the Company.

        Transaction Relating to a Director.    In 2005, the Company obtained approximately $42,000 in legal services from Cozen O'Conner, the law firm of which Stephen A. Cozen is a partner.

Section 16(a) Beneficial Ownership Reporting Compliance

        Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company believes that all directors and executive officers of the Company complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal 2005, except for the late reporting, as a result of an administrative oversight by the Company, of an accrual of 25.5458 Common Shares as dividend equivalents on restricted stock units granted pursuant to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan for each of Messrs. Baron, Buhl, Cozen, Heimann, Kenny and Scott and retired director Donald Kramer.

BENEFICIAL OWNERSHIP OF COMMON SHARES

Directors and Officers

        The following table sets forth information, as of March 10, 2006, with respect to the beneficial ownership of Common Shares by Dominic J. Frederico, the Company's Chief Executive Officer (the Company's "CEO"), the Company's other four most highly compensated executive officers for 2004 (the "Named Executive Officers"), each of the Company's directors and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares under the column "Common Shares Beneficially Owned." The Common Shares listed for each director, the CEO and each Named Executive Officer constitute less than one percent of the outstanding Common Shares, except for Mr. Frederico who owns approximately 1.15% of the outstanding Common Shares. The Common Shares beneficially owned by all directors and executive officers as a group constitute approximately 2.60% of the outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Restricted Common Shares(1)	Common Shares Subject to Option(2)
Dominic J. Frederico	143,788	333,332	388,890
Robert B. Mills	40,189	160,000	186,667
Michael J. Schozer	22,384	160,000	186,667
James M. Michener	21,885	103,750	123,334
Robert A. Bailenson	8,161	19,125	20,002
Neil Baron(3)	—	5,556	—
G. Lawrence Buhl(3)	5,500	5,556	—
Stephen A. Cozen(3)	6,000	5,556	—
John G. Heimann(3)	—	5,556	—
Patrick W. Kenny(3)	1,500	5,556	—
Robin Monro-Davies(3)	—	4,182	—
Michael T. O'Kane(3)	1,000	4,182	—
Walter A. Scott(3)	5,000	5,556	—

All directors & executive officers as a group (13 individuals)	255,407	817,907	905,560

(1)
The reporting person has the right to vote (but not dispose of) the ordinary shares listed under "Restricted Common Shares."

(2)
Represents Common Shares which the reporting person has the right to acquire within 60 days of March 10, 2006 pursuant to options.

(3)
The total numbers of common shares beneficially owned do not include stock units awarded to each non-management director because the issuance of common shares under such stock units will be mandatorily deferred until 6 months after the termination of such directors' service on the Board. Mr. Kenny has 10,443 stock units; Messrs. Baron, Buhl, Cozen, Heimann and Scott each have 9,666 stock units; and Messrs. Monro-Davies and O'Kane each have 3,764 stock units (excluding, in each case, dividend accruals).

Other Beneficial Owners

        The following table sets forth information regarding each person known by the Company (including corporate groups) to own of record or beneficially own more than five percent of the Company's outstanding Common Shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
ACE Limited(1)	26,000,000	34.78%
ACE Global Headquarters 17 Woodbourne Ave. Hamilton, Bermuda
Ariel Capital Management, LLC(2)	9,244,806	12.37%
200 East Randolph Drive Suite 2900 Chicago, IL 60601
Wellington Management Company, LLP(3)	4,022,820	5.38%
75 State Street Boston, MA 02109
Boston Partners Asset Management, L.L.C.(4)	3,945,070	5.28%
28 State Street, 20th Floor Boston, MA 02109

(1)
Based on a Schedule 13G filed by ACE Limited, a Cayman Island company.

(2)
As of December 31, 2005, based on a Schedule 13G filed by Ariel Capital Management, LLC. According to such Schedule 13G, Ariel had sole voting power of 7,852,306 Common Shares and sole power to dispose of 9,244,806 Common Shares.

(3)
As of December 31, 2005, based on a Schedule 13G/A filed by Wellington Management Company, LLP ("Wellington"), a Massachusetts limited liability partnership. According to such Schedule 13G/A, Wellington had shared power to vote 2,302,620 Common Shares, and shared power to dispose of 4,022,820 Common Shares and did not have sole power to vote or to dispose of any Common Shares.

(4)
As of December 31, 2005, based on a Schedule 13G filed jointly by Boston Partners Asset Management, L.L.C., a Delaware limited liability company and Weiss Peck & Greer Investments, a division of Robeco USA, L.L.C. This total includes 55,780 shares held by Weiss Peck & Greer Investments. Robeco Investment Management is the holding company for both Boston Partners Asset Management, L.L.C. and Weiss Peck & Greer Investments.

EXECUTIVE COMPENSATION

        The following table sets forth, in summary form, compensation earned by the Company's CEO and by the Named Executive Officers of the Company with respect to the periods presented.

Summary Compensation Table

							Long-Term Compensation
		Annual Compensation
									Securities Underlying Options/SARs (3)(5)
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation (2)		Restricted Stock Awards (3)(4)(5)(6)				All Other Compensation (7)
Dominic J. Frederico(1) President and Chief Executive Officer, Assured Guaranty Ltd.	2005 2004 2003	$700,000 791,667 975,000	$2,000,000 1,650,000 1,000,000			$348,202 612,695 483,906	$2,124,992 1,502,494 4,462,500 1,516,350	(IPO)	166,667 166,667 500,000 100,000	(IPO)	$324,192 333,833 321,750
Robert B. Mills Chief Financial Officer Assured Guaranty Ltd.	2005 2004 2003	$500,000 469,231 —	$775,000 1,500,000 —	(8)	$	— 10,500 —	$1,020,000 721,200 2,142,000 —	(IPO)	20,000 80,000 240,000 —	(IPO)	$161,077 82,577 —
Michael J. Schozer President, Assured Guaranty Corp.	2005 2004 2003	$375,000 350,000 13,462	$725,000 675,000 500,000	(9)		$22,172 21,386 —	$1,020,000 721,200 2,142,000 —	(IPO)	80,000 80,000 240,000 —	(IPO)	$143,437 65,731 —
James M. Michener General Counsel Assured Guaranty Ltd.	2005 2004 2003	$375,000 310,962 —	$600,000 550,000 —			$200,322 96,803 —	$637,500 450,750 1,428,000 —	(IPO)	50,000 50,000 160,000 —	(IPO)	$117,192 108,565 —
Robert A. Bailenson Chief Accounting Officer Assured Guaranty Ltd.	2005 2004 2003	$300,000 223,373 177,999	$260,000 250,000 140,000	(10)		— — —	$153,000 90,150 223,125 110,280	(IPO)	12,000 10,000 25,000 9,000	(IPO)	$70,368 35,235 25,893

(1)
Compensation information relating to periods prior to the Company's April 2004 IPO reflects compensation earned by Mr. Frederico for service with ACE and its subsidiaries. Prior to the IPO, Mr. Frederico's salary with ACE in 2004 was $975,000. In the first quarter of 2004, Mr. Frederico received a bonus from ACE of $250,000 relating to the first quarter of 2004. In 2004, the Company paid Mr. Frederico a salary at the rate of $700,000 per year.

(2)
Other annual compensation for the year ended December 31, 2005 for Mr. Frederico includes housing allowance of $240,000, reimbursement for U.S. Social Security and Medicare taxes of $61,177, car allowance of $20,000, tax preparation of $11,476, financial planning of $9,000, family travel benefit of $3,737, and club dues of $2,812. Other annual compensation for the year ended December 31, 2004 for Mr. Frederico includes home loan forgiveness as well as imputed interest on home loan of $265,189 prior to the IPO by ACE, housing allowance of $240,500 paid by ACE and the Company and taxes of $74,372 paid by ACE and the Company. Other annual compensation for 2004 for Mr. Frederico also includes club fees, car allowance, financial planning, personal travel on ACE's corporate aircraft and family travel benefit. Other annual compensation paid by ACE for the year ended December 31, 2003 for Mr. Frederico includes housing loan forgiveness for Mr. Frederico of $187,338 and commuting and living expenses of $108,000. Other annual compensation for 2003 for Mr. Frederico also includes personal travel on ACE's corporate aircraft, various tax gross-ups, club dues, car allowance, security system, family travel benefit and financial planning.

Other annual compensation for the year ended December 31, 2004 for Mr. Mills includes club dues and family travel benefit.

Other annual compensation for the year ended December 31, 2005 for Mr. Schozer includes financial planning of $17,000, club dues of $4,408 and gym fees of $764. Other annual compensation for the year ended December 31, 2004 for Mr. Schozer includes financial planning and club dues.

Other annual compensation for the year ended December 31, 2005 for Mr. Michener includes housing allowance of $144,000, car allowance of $15,000, reimbursement for U.S. Social Security and Medicare taxes of $13,636, family travel benefit of $11,683, financial planning of $5,877, club dues of $5,262, and tax preparation of $4,863. Other annual compensation for the year ended December 31, 2004 for Mr. Michener includes housing allowance of $71,000. Other annual compensation for 2004 for Mr. Michener also includes family travel benefit, club dues, car allowance and taxes paid by the Company.

(3)
The Compensation Committee made restricted stock and option awards at its February 2006 meeting which were intended as compensation for 2005 and at its February 2005 meeting which were intended as compensation for 2004. Accordingly, this table reports restricted stock and option awards made in February 2006 as compensation for 2005 and restricted stock and option awards made in February 2005 as compensation for 2004.

Restricted stock and option awards for 2004 have two components. In February 2005, the Compensation Committee awarded options and restricted shares to the Company's CEO and the Named Executive Officers as compensation for 2004. These awards are listed in the first row for each individual for 2004 in the summary compensation table. Awards were also made to the Company's CEO and the Named Executive Officers in connection with the IPO. These awards are listed in the second row for each individual for 2004 in the summary compensation table.

Options granted in 2003 were options with respect to ACE's ordinary shares.

(4)
As of December 31, 2005, the number and value of restricted common shares held by each of the above named executive officers was: Mr. Frederico—270,833 ($6,876,450), Mr. Mills—130,000 ($3,300,700), Mr. Schozer—130,000 ($3,300,700), Mr. Michener—85,000 ($2,158,150) and Mr. Bailenson—14,375 ($364,981). Such values were determined by multiplying the number of shares by $25.39 (the closing price of restricted shares on the NYSE on December 31, 2005. The awards made in February 2006 which are listed in the table as 2005 compensation, as described in footnote (3), are not included in the totals as of the end of December 31, 2005 set forth in this footnote because these shares were not outstanding on that date.

(5)
Messrs. Frederico and Bailenson forfeited 64,500 and 3,400 unvested restricted ACE shares, respectively, held by them on the closing of the IPO. Any unvested options to purchase ACE ordinary shares held by Mr. Bailenson on that date immediately vested, and Mr. Bailenson had 90 days following the IPO to exercise any vested options to purchase ACE ordinary shares. Until August 2005, Mr. Frederico retained his options to purchase ACE ordinary shares in connection with his service on ACE's board of directors, which ended in May 2005.

(6)
The value of restricted Common Shares awarded with respect to the year ended December 31, 2005 was determined by multiplying the number of shares awarded by the closing price and the common shares on the date of grant. All such shares were awarded on February 2, 2006 on which date the closing price for the Common Shares on the NYSE was $25.50. The value of restricted Common Shares awarded with respect to the year ended December 31, 2004 was determined by multiplying the number of shares awarded by the closing price of the Common Shares on the date of the grant. Shares granted following the IPO were granted on April 28, 2004 on which date the closing price for Common Shares on the NYSE was $17.85. Additional restricted Common Shares were granted on February 10, 2005, on which date the closing price for Common Shares on the NYSE was $18.03

Shares granted in 2003 were ACE's ordinary shares. The value of the restricted ACE shares awarded during the year ended December 31, 2003 was determined by multiplying the number of shares awarded by the closing price of ACE's ordinary shares on the NYSE on the date of the grant. All such shares were awarded on February 27, 2003, on which date the closing price for ACE's ordinary shares on the NYSE was $27.57.

The number of restricted Common Shares or ACE shares, as applicable, awarded to each of the named individuals was:

	Year Ended December 31,
Name
	2005	2004	2003
Dominic J. Frederico	83,333	333,333	55,000
Robert B. Mills	40,000	160,000	—
Michael J. Schozer	40,000	160,000	—
James M. Michener	25,000	105,000	—
Robert A. Bailenson	6,000	17,500	4,000

The number of restricted Common Shares awarded with respect to 2004 includes both restricted Common Shares issued in connection with the IPO and as compensation for 2004 as follows:

	IPO	2004 Compensation
Dominic J. Frederico	250,000	83,333
Robert B. Mills	120,000	40,000
Michael J. Schozer	120,000	40,000
James M. Michener	80,000	25,000
Robert A. Bailenson	12,500	5,000

With respect to all restricted Common Shares awarded to the named individuals regarding 2004, and with respect to all restricted ACE ordinary shares awarded to the named individuals in 2003, the restrictions with respect to one-quarter of the ordinary shares lapse on each of the first, second, third and fourth anniversary of the date of the awards. During the restricted period, the named individuals are entitled to vote the Common Shares or ACE ordinary shares, as applicable, and receive dividends.

Restricted ACE shares which were unvested upon the completion of the IPO were forfeited and replaced with awards of Common Shares units under the Assured Guaranty Replacement Award Plan, pursuant to which 153,331 and 8,083 Common Shares were granted to Messrs. Frederico and Bailenson, respectively. The replacement Common Shares units are not contained in the restricted stock awards column for 2004 in the Summary Compensation Table or in the table contained in this footnote because the restricted stock units were not granted as compensation for 2004 performance. The replacement Common Shares were distributed from the trust on October 28, 2005.

(7)
All amounts are contributions to defined contribution retirement plans, except for $192 for each of the CEO and the Named Executive Officers in 2005. The $192 represents the value of 10 shares of Assured Guaranty Common Shares granted to all employees, including the CEO and the Named Executive Officers, in connection with the first anniversary of Assured Guaranty's IPO.

Contributions to defined contribution retirement plans include contributions with respect to salary earned and paid in the year reported and contributions with respect to bonuses earned with respect to the year reported and paid in the following year. In connection with the transition to the amended Assured Guaranty Corp. Employee Retirement Plan and the Supplemental Executive Retirement Plan, the 2005 amounts for Messrs. Mills, Schozer and Bailenson include $62,500, $52,476 and $25,276, respectively as a profit sharing contribution based on salary and bonus paid in calendar year 2005. This transition benefit will not be paid in 2006 and thereafter. Amounts for 2004 include contributions by ACE to defined contribution plans of ACE relating to 2004 pre-IPO compensation on behalf of Mr. Frederico of $80,500 and contributions by the Company following the IPO to defined contribution plans of the Company on behalf of Mr. Frederico of $253,333.

(8)
The 2004 bonus amount for Mr. Mills included a $750,000 sign-on bonus.

(9)
The 2003 bonus amount for Mr. Schozer was a sign-on bonus.

(10)
The 2004 bonus for Mr. Bailenson included an IPO bonus of $50,000 paid in October 2004.

2005 Option Grants

        The following table sets forth information concerning awards of stock options made to the CEO and Named Executive Officers during calendar year 2005.

					Potential Realized Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
		Percent of Total Options Awarded to Employees in 2005
	Number of Options Awarded(1)		Exercise or Base Price ($/Sh)
				Expiration Date	5%	10%
Dominic J. Frederico	166,667	23.3%	$18.03	February 10, 2015	$1,889,832	$4,789,206
Robert B. Mills	80,000	11.2%	18.03	February 10, 2015	907,118	2,298,814
Michael J. Schozer	80,000	11.2%	18.03	February 10, 2015	907,118	2,298,814
James M. Michener	50,000	7.0%	18.03	February 10, 2015	566,949	1,436,759
Robert A. Bailenson	10,000	1.4%	18.03	February 10, 2015	113,390	287,352

(1)
Options vest one-third on each of the first, second and third anniversary of the grant.

2006 Option Grants with Respect to 2005

        The following table sets forth information concerning awards of stock options made to the Company's CEO and to the Named Executive Officers in February 2006 as compensation for the year ended December 31, 2005.

		Percent of Total Options Awarded to Employees in 2005 with Respect to 2004			Potential Realized Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Options Awarded(1)		Exercise or Base Price ($/Sh)
				Expiration Date	5%	10%
Dominic J. Frederico	166,667	21.45%	$25.50	February 2, 2016	$2,672,808	$6,773,419
Robert B. Mills	80,000	10.3%	25.50	February 2, 2016	1,282,945	3,251,235
Michael J. Schozer	80,000	10.3%	25.50	February 2, 2016	1,282,945	3,251,235
James M. Michener	50,000	6.4%	25.50	February 2, 2016	801,841	2,032,022
Robert A. Bailenson	12,000	1.5%	25.50	February 2, 2016	192,442	487,685

(1)
Options vest one-third on each of the first, second and third anniversary of the grant.

Option Values as of December 31, 2005

        The following table sets forth information concerning the number of unexercised stock options outstanding as of December 31, 2005, and the value of any unexercised in-the-money stock options outstanding at such time, held by the CEO and Named Executive Officers. There were no stock appreciation rights outstanding as of December 31, 2005.

	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable
Dominic J. Frederico	166,667/500,000	$1,231,669/$3,690,000
Robert B. Mills	80,000/240,000	591,200/1,771,200
Michael J. Schozer	80,000/240,000	591,200/1,771,200
James M. Michener	53,334/156,666	394,138/1,156,262
Robert A. Bailenson	8,334/26,666	61,588/196,762

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Company's Board of Directors has responsibility for determining the compensation of the Company's executive officers. None of the members of the Compensation Committee is an officer or employee of the Company. No officer or employee of the Company serves on the compensation committee of any company that employs any member of the Compensation Committee.

Employment Agreements

        The following is intended to be a summary of the terms of the employment agreements entered into between the Company and the executive officers named below.

        Dominic J. Frederico.    Dominic J. Frederico, age 53, serves as President and Chief Executive Officer of the Company pursuant to his employment agreement with the Company and is paid a minimum base salary of $700,000 per year. Mr. Frederico is eligible to receive annual bonuses with a target bonus of 0-200% of his minimum base salary, with the actual amount to be determined by the Compensation Committee based upon the Company's profitability and Mr. Frederico's individual performance. In connection with the Company's IPO, Mr. Frederico was granted an award of (i) 250,000 restricted Common Shares and (ii) options to purchase 500,000 Common Shares. These restricted Common Shares vest evenly over a four year period and these options vest evenly over a three year period, in each case on the respective anniversary date of the award. If Mr. Frederico retires at age 55 or later with at least three years of service, his options and restricted Common Shares will continue to vest on their original schedule and his options shall be exercisable until the expiration of the original grant. These restricted Common Shares and options are subject to the terms and conditions of our Long-Term Incentive Plan. Mr. Frederico is eligible to participate in our long-term incentive program, including our Long-Term Incentive Plan. Awards are made by the Compensation Committee based upon the Company's profitability and Mr. Frederico's individual performance. During each year in the initial three-year term of his employment agreement, Mr. Frederico's target award will be 83,333 restricted Common Shares and 166,667 options to purchase Common Shares. Mr. Frederico is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Frederico is entitled to a housing allowance for residency in Bermuda of up to $18,000 per month. Beginning December 2004, Mr. Frederico's housing allowance has been increased to $20,000 per month. If there is a change of control (as defined below), Mr. Frederico's unvested equity awards will immediately vest and his options will continue to be exercisable in accordance with their terms. In addition, if Mr. Frederico's employment is terminated for any reason during the 12 months after the change of control, Mr. Frederico will be entitled to receive severance equal to two years of his ending base salary and continuation of his other benefits for a 24-month period. The initial term of Mr. Frederico's agreement is three years and the agreement will automatically renew for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Mr. Frederico's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Frederico's employment for any reason other than a termination without cause. Mr. Frederico's employment agreement also contains confidentiality and non-solicit provisions.

        Robert B. Mills.    Robert B. Mills, age 56, serves as the Company's Chief Financial Officer pursuant to his employment agreement with the Company and is paid a minimum base salary of $500,000 per year. Upon joining the Company, Mr. Mills was paid a signing bonus of $750,000, subject to forfeiture in part in the event of his resignation or termination for cause during the first 12 months of his employment. Mr. Mills is eligible to receive annual bonuses with a target bonus of 140% of his minimum base salary, with the actual amount to be determined by the Compensation Committee based upon our profitability and Mr. Mills' individual performance, subject to a minimum annual bonus equal to 100% of his guaranteed minimum base salary. In connection with the Company's IPO, Mr. Mills was granted an award of (i) 120,000 restricted Common Shares and (ii) options to purchase 240,000 Common Shares. These restricted Common Shares vest evenly over a four year period and these options vest evenly over a three year period, in each case on the respective anniversary date of the award. If Mr. Mills retires at age 55 or later with at least three years of service, his options and restricted Common Shares will continue to vest on their original schedule and his options shall be exercisable until the expiration of the original grant. These restricted Common Shares and options are subject to the terms and conditions of the Company's Long-Term Incentive Plan. Mr. Mills is eligible to participate in the Company's long-term incentive program, including the Company's Long-Term Incentive Plan. Awards are made by the Compensation Committee based upon the Company's profitability and Mr. Mills' individual performance. During each year in the initial three-year term of his employment agreement, if the Company reports positive net income Mr. Mills is guaranteed that the value of any long-term incentive award made for that year will be no less than the amount of his annual base salary; his target award will be 40,000 restricted Common Shares and 80,000 options to purchase Common Shares. Mr. Mills is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. If there is a change of control, Mr. Mills' unvested equity awards will immediately vest and his options will continue to be exercisable in accordance with their terms. In addition, if Mr. Mills' employment is terminated for any reason during the 12 months after the change of control, Mr. Mills will be entitled to receive severance equal to two years of his ending base salary and continuation of his other benefits for a 24-month period. The initial term of Mr. Mills' agreement is three years and the agreement will automatically renew for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Mr. Mills' employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Mills' employment for any reason other than a termination without cause. Mr. Mills' employment agreement also contains confidentiality and non-solicit provisions.

        Michael J. Schozer.    Michael J. Schozer, age 48, serves as the President of Assured Guaranty Corp. pursuant to his employment agreement with the Company and is paid a minimum base salary of $350,000 per year. Effective January 1, 2005, Mr. Schozer's annual base salary is $375,000. Upon joining the Company, Mr. Schozer was paid a signing bonus of $500,000, subject to forfeiture in part in the event of his resignation or termination for cause during the first 12 months of his employment. Mr. Schozer is eligible to receive annual bonuses with a target bonus of 200% of his minimum base salary, with the actual amount to be determined by the Compensation Committee based upon the Company's profitability and Mr. Schozer's individual performance, subject to a minimum annual bonus equal to 100% of his minimum base salary. In connection with the Company's IPO, Mr. Schozer was granted an award of (i) 120,000 restricted Common Shares and (ii) options to purchase 240,000 Common Shares. These restricted Common Shares vest evenly over a four year period and these Options vest evenly over a three year period, in each case on the respective anniversary date of the award. If Mr. Schozer retires at age 55 or later with at least three years of service, his options and restricted Common Shares will continue to vest on their original schedule and his options shall be exercisable until the expiration of the original grant. These restricted Common Shares and options are subject to the terms and conditions of the Company's Long-Term Incentive Plan. Mr. Schozer is eligible to participate in our long-term incentive program, including the Company's Long-Term Incentive Plan. Awards are made by the Compensation Committee based upon our profitability and Mr. Schozer's individual performance. During each year in the initial three-year term, if we report positive net income Mr. Schozer is guaranteed that the value of any long-term incentive award made for that year will be no less than the amount of his annual base salary; his target award will be 40,000 restricted Common Shares and 80,000 options to purchase Common Shares. Mr. Schozer is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. If there is a change of control, Mr. Schozer's unvested equity awards will immediately vest and his options will continue to be exercisable in accordance with their terms. In addition, if Mr. Schozer's employment is terminated for any reason during the 12 months after the change of control, Mr. Schozer will be entitled to receive severance equal to two years of his ending base salary and continuation of his other benefits for a 24-month period. The initial term of Mr. Schozer's agreement is three years and the agreement will automatically renew for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Mr. Schozer's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Schozer's employment for any reason other than a termination without cause. Mr. Schozer's employment agreement also contains confidentiality and non-solicit provisions.

        James M. Michener.    James M. Michener, age 53, serves as General Counsel of the Company and is paid a minimum base salary of $350,000 per year. Effective January 1, 2005, Mr. Michener's annual base salary is $375,000. Mr. Michener is eligible to receive annual bonuses with a target bonus of 150% of his minimum base salary, with the actual amount to be determined by the Compensation Committee based upon our profitability and Mr. Michener's individual performance, subject to a minimum annual bonus equal to 100% of his minimum base salary. In connection with the Company's IPO, Mr. Michener was granted an award of (i) 80,000 restricted Common Shares and (ii) options to purchase 160,000 Common Shares. These restricted Common Shares vest evenly over a four year period and these options vest evenly over a three year period, in each case on the respective anniversary date of the award. If Mr. Michener retires at age 55 or later with at least three years of service, his options and restricted Common Shares will continue to vest on their original schedule and his options shall be exercisable until the expiration of the original grant. These restricted Common Shares and options are subject to the terms and conditions of the Company's Long-Term Incentive Plan. Mr. Michener is eligible to participate in the Company's long-term incentive program, including the Company's Long-Term Incentive Plan. Awards are made by the Compensation Committee based upon our profitability and Mr. Michener's individual performance. During each year in the initial three-year term of his employment agreement if we report positive net income Mr. Michener is guaranteed that the value of any long-term incentive award made for that year will be no less than the amount of his annual base salary; his target award will be 20,000 restricted Common Shares and 40,000 options to purchase Common Shares. Mr. Michener is also eligible to participate in the Company's general benefit plans, in accordance with the terms of the applicable plans. Mr. Michener is entitled to a housing allowance for residency in Bermuda of up to $10,000 per month. Beginning September 2004, Mr. Michener's housing allowance has been increased to $12,000 per month. If there is a change of control, Mr. Michener's unvested equity awards will immediately vest and his options will continue to be exercisable in accordance with their terms. In addition, if Mr. Michener's employment is terminated for any reason during the 12 months after the change of control, Mr. Michener will be entitled to receive severance equal to two years of his ending base salary and continuation of his other benefits for a 24-month period. The initial term of Mr. Michener's agreement is three years and the agreement will automatically renew for one year periods thereafter unless non-renewed by either party at least 30 days prior to the expiration date. Mr. Michener's employment agreement contains an agreement not to compete during the term of the agreement and for a period of 12 months following termination of Mr. Michener's employment for any reason other than a termination without cause. Mr. Michener's employment agreement also contains confidentiality and non-solicit provisions.

        Robert A. Bailenson.    Robert A. Bailenson, age 39, serves as Chief Accounting Officer of the Company. Pursuant to a letter dated August 23, 2004, Mr. Bailenson's base compensation is $300,000 per year effective, April 1, 2005. This letter agreement provides that if Mr. Bailenson's employment is terminated without Cause within two years of a change of control of the Company, as defined in the Assured Guaranty Ltd. Long-Term Incentive Plan, he will receive salary continuation at his then current salary rate, and be eligible to participate in any employee benefit plans in which he was participating at the time of his termination, for a two-year period. Cause is defined as conviction or admission of guilt by Mr. Bailenson of a felony involving moral turpitude or, if in carrying out his duties, Mr. Bailenson has been guilty of (i) a willful, serious and continued failure to perform his duties, (ii) a willful and serious misconduct, or (iii) a willful and material breach of the Company's Code of Conduct. However, any act or failure to act does not constitute cause if such act or failure to act was committed or omitted in good faith and in a manner Mr. Bailenson reasonably believed to be in the best interest of the Company.

        A "change in control" applicable to the above employment agreements described above means the occurrence of the events described in any of the following paragraphs:

  •
  the acquisition (other than specifically identified categories of acquisitions) by any person or group of ownership of any voting securities of Assured Guaranty if, immediately after the acquisition, the person has ownership of more than twenty-five percent (25%) of either our outstanding common shares, or the combined voting power of our outstanding voting securities; provided that an acquisition of voting securities by ACE or one of its affiliates will not constitute a change of control;

  •
  individuals who constitute our incumbent board cease for any reason to represent greater than 50% of the voting power of members of our board; provided that for purposes of this paragraph, the Company's "incumbent board" means the members of our Board as of the date of the completion of the IPO and any individual becoming a director after that date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the incumbent board; provided, however, that a person will not be considered a member of our incumbent board if he was elected as a result of an actual or publicly threatened election contest or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a person other than our board;

  •
  consummation of (A) a reorganization, amalgamation, merger, consolidation, or other business combination involving us or (B) the sale or other disposition of more than fifty percent (50%) of the Company's operating assets (determined on a consolidated basis), other than any such transaction in which:

•
the Company's shareholders before the transaction continue to own a majority of the shares of the ultimate parent resulting from the transaction in substantially the same relative proportions as their ownership immediately prior to such transaction,

•
no person will own more than 25% of the resulting parent company; and

•
individuals who were members of our incumbent board prior to the transaction will constitute at least a majority of the members of the board of the ultimate parent resulting from the transaction;

•
approval by our shareholders of a plan of complete liquidation or dissolution.

Indemnification Agreements

        The Company has entered into indemnification agreements with its directors and executive officers. These agreements are in furtherance of the Company's Bye-laws which require the Company to indemnify its directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was a director or officer of the Company or is or was a director, officer, employee or agent of another entity at the request of the Company or relating to anything done or not done by the indemnitee in such a capacity. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution. The indemnification agreements set forth procedures relating to indemnification claims. The agreements also provide for maintenance of directors' and officer's liability insurance.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plans as of December 31, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,457,302	(1)	$18.05	3,845,138	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	2,457,302		$18.05	3,845,138

(1)
Includes Common Shares to be issued upon exercise of stock options granted under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan.

(2)
Includes 80,512 Common Shares reserved for issuance under the Assured Guaranty Ltd. Employee Stock Purchase Plan and 3,764,626 Common Shares available for future stock options granted, restricted stock awards and restricted stock units reserved for future issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. The grants of restricted stock units have been deducted from the number of shares available for future issuance.

PERFORMANCE GRAPH

        Set forth below are a line graph and a table comparing the dollar change in the cumulative total shareholder return on the Company's Common Shares from April 22, 2004 through December 31, 2005 as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's 500 Financials Index. The chart and table depict the value on April 22, 2004 and December 31, 2005 of a $100 investment made on April 22, 2004, with all dividends reinvested.

	Assured Guaranty	S&P 500 Index	S&P 500 Financials index
4/22/04	$100.00	$100.00	$100.00
6/30/04	$94.17	$100.43	$99.94
9/30/04	$92.73	$98.55	$100.30
12/31/04	$109.67	$107.65	$108.25
3/31/05	$100.24	$105.33	$101.36
6/30/05	$130.65	$106.78	$105.75
9/30/05	$134.02	$110.62	$106.51
12/31/05	$142.36	$112.93	$115.29

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

        The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent, non-management directors. The Committee has responsibility for establishing and overseeing executive compensation policies, determining the compensation of the Chief Executive Officer based on an evaluation process and reviewing compensation recommendations regarding the other senior officers and determining appropriate compensation levels for such officers.

Compensation Principles

        The goal of the Committee is to enhance shareholder value by:

  •
  Attracting and retaining talented executives who are needed for the Company's long-term success.

  •
  Closely aligning the financial rewards of management with those of the Company's shareholders by motivating executives to achieve the Company's business goals and to reward them for such achievement.

  •
  Creating accountability for individual performance measured by individual, unit and Company attainment of goals.

        The Committee is also aware of the unique circumstances related to attracting and retaining superior executives in Bermuda, and attempts to create and administer a compensation program to achieve these results.

2005 Performance Factors

        In granting compensation awards for 2005 performance, the Committee considered the award of stable AAA ratings by S&P and Fitch, strong net income, growth in direct business, return on equity, retention and recruiting of highly qualified staff, stock price appreciation and other business and corporate goals. In addition, certain compensation awards are pursuant to employment agreements and are designed to replace forfeited benefits for executives recruited from outside the Company.

Compensation Elements

        Each executive's total compensation is generally comprised of three components: salary, annual incentive compensation award and long-term incentive compensation awards. The mix of an officer's total compensation is generally based upon the level of the officer's position, with more senior officers receiving a greater percentage of their total compensation in the form of incentive compensation (i.e., variable compensation), and a lesser percentage in the form of salary (i.e., fixed compensation).

        The Committee determines compensation levels by reference to compensation for comparable positions at comparable companies, based in the United States and Bermuda, as well as performance during the prior year. The Company seeks to pay competitive cash compensation at all levels of the Company. For the highest performing executives, the Company will pay superior cash and total compensation, with a large portion consisting of annual bonus and long-term incentive equity grants.

        The Company has also established a broad-based employee stock purchase plan, providing officers and employees the opportunity to increase their share ownership in the Company at a discount to market price. The Committee believes this will further align officer and employee interest with shareholder interest.

Compensation Process

        The Company's Chief Executive Officer makes recommendations for the compensation of each senior executive officer, other than himself. The Committee reviews these recommendations and the relevant data with the CEO and then approves or modifies the recommended compensation package for each senior executive. The Committee meets separately to evaluate the performance of the Company's Chief Executive Officer and determine his compensation.

        The Committee hired Frederic W. Cook & Co., Inc. ("Cook"), an independent consulting firm, to assist the Committee by accumulating compensation data from a peer group of companies that the Company considers comparable to it for the purpose of determining the compensation of the Company's Chief Executive Officer and other executive officers.

        The Committee uses cash bonuses as an annual incentive compensation tool. The bonus component of annual compensation provides a timely link between recent Company performance and compensation, allowing the Committee to adjust annual compensation to reflect the Company's financial performance as well as the performance of individual executives. The Committee believes that providing variable compensation in the form of bonuses is an important tool to reward an individual based on performance on a year-to-year basis, while providing an attractive compensation package designed to encourage retention of valuable employees.

        The Company has established a long-term incentive plan, which uses equity awards to create incentives for employees to enhance the long-term value of the Company and its competitive position. A key goal of the long-term incentive plan is to increase officer ownership of Company shares, thereby aligning executives' interests with long-term shareholder interests. While the Company's long-term incentive plan provides for a range of types of awards, the Committee has made awards in the form of options and restricted shares. The Committee believes that restricted share awards, particularly those with delayed vesting, are crucial in helping to retain high caliber executives. By providing an immediate equity stake in the Company upon the date of the grant, restricted stock enables the Company to provide incentives to achieve its long-term incentive goals using a smaller number of shares than are needed to provide similar value to its employees through options. The Committee included options as part of the Company's long-term compensation package because the Company believes that options are also a valuable incentive tool, providing compensation only if stock price increases. The awards are also consistent with the employment agreement with certain executives.

        The Company made option grants and awards of restricted shares under its long-term incentive plan in conjunction with its initial public offering (the "IPO"). The amount and mix of these awards were determined as part of the initial public offering process by the pre-IPO Board of Directors based on information provided by Mercer Human Resources Consulting, an independent consulting firm, and on negotiations with executives being recruited to work for the Company. In addition, as part of its annual compensation review process, the Committee made option grants and awards of restricted shares under this plan in February 2005 and 2006.

        In February 2006, the Company adopted its Performance Retention Plan ("PRP"). Under this Plan, the Company may grant cash based awards that will grow based on growth in the Company's modified adjusted book value over a designated period. The Company believes the PRP will be a valuable tool in attracting and retaining talented employees and will reward participants based solely in the growth of the Company's business. No awards have been made to date under the PRP.

Tax Deductibility of Incentive Compensation

        Under U.S. income tax rules, Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and any of the four other highest paid executive officers. However, compensation is exempt from this limit if it qualifies as "performance-based compensation." Performance-based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. The limit has no direct application to the Company, because the Company is not subject to U.S. income taxes. However, if a U.S. subsidiary has an employee who is among the five most highly compensated officers that subsidiary's deduction will be subject to this limit.

        Although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers who may be employed by subsidiaries subject to U.S. income tax, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company and subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

CEO Compensation

        In determining Mr. Frederico's annual and long-term incentive awards for his service as President and Chief Executive Officer, the Committee reviewed, among other things, data gathered by Cook on the compensation of the Company's peer group. In addition, the Committee reviewed the Company's financial and operational objectives for 2005 and compared them to actual performance. The Committee took market conditions and the Company's progress in achieving its strategic goals into consideration. The Committee also considered measures of performance in 2005 such as, return on equity, net income growth, EPS growth and total shareholder return and compared them to the performance by peer group companies.

        The Committee believes that Mr. Frederico has made valuable contributions to the Company's long-term financial strength by maintaining the Company's leadership as the largest monoline financial guaranty reinsurer, while significantly developing its direct financial guaranty business. The Committee noted Fitch issued a AAA rating and Standard & Poor's changed its rating to AAA (stable) for the Company's U.S. direct subsidiary. Other financial ratings were maintained in 2005. The Committee also considered a number of the Company's other strategic accomplishments, such as expansion of the Company's business in Europe, additional licenses in New Jersey and Puerto Rico, the FSA novation transaction and the successful $200 million committed capital transaction for AGC. The Committee also believes that Mr. Frederico will play a critical role in the Company's future earning power.

        In view of the Company's and Mr. Frederico's strong performance, the Committee felt it was appropriate to award total compensation to Mr. Frederico between the median and 75th percentile of the prior year comparable compensation for a broad group of financial guaranty companies based on data provided by Cook. Accordingly, the Committee, in conjunction with the independent directors, awarded a $2.0 million bonus to Mr. Frederico, in recognition of his contributions to the Company in 2005. The Committee also awarded Mr. Frederico 83,333 restricted Common Shares valued at $2.125 million, based on the per Common Share closing price of $25.50 on February 2, 2006, the date of the grant, and ten-year options to purchase 166,667 Common Shares at an exercise price of $25.50, equal to the per Common Share closing price on February 2, 2006, the date of the grant. These grants were intended to reward his performance during 2005 and to provide further incentive for future performance. Mr. Frederico's salary will remain at $700,000 for 2006.

        The foregoing report has been approved by all members of the Committee.

Patrick W. Kenny, Chairman Neil Baron Stephen A. Cozen

AUDIT COMMITTEE REPORT

        The Audit Committee consists of three members of the Board of Directors, each of whom is independent of the Company and its management, within the meaning of the New York Stock Exchange listing standards, and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards, and an "audit committee financial expert", within the meaning of the rules of the Securities and Exchange Commission. In August, 2005, Mr. O'Kane was appointed to the Audit Committee to replace Mr. Scott, who came off the Committee.

        The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on the Company's website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company's financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company's internal audit process and the performance, qualification and independence of the Company's independent auditors, PricewaterhouseCoopers LLP ("PwC").

        The Company's management prepares the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits the Company's year-end financial statements and reviews interim financial statements. PwC also audits the Company's assessment, and performs its own independent assessment of the effectiveness of the Company's internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company's management, PwC and other advisors. The Company has also retained Ernst & Young LLP ("E&Y") to provide services to support its internal audit program and implementation of Sarbanes-Oxley Section 404. The Audit Committee has adopted an Internal Audit Charter.

        The Audit Committee held five meetings in 2005, in addition to four telephone conferences. At all of its meetings, the Audit Committee met with management, PwC, the chief financial officer, the chief accounting officer and the general counsel to review, among other matters, the overall scope and plans for the internal and independent audits, and the results of such audits; critical accounting estimates and policies; the status of the Company's loss reserves and compliance with the Company's conflict of interest, ethics and code of conduct policies. At each meeting the Audit Committee also reviewed underwriting and risk management with the chief credit officer and the chief surveillance officer. The Audit Committee coordinates the oversight of underwriting and risk management with the Risk Oversight Committee.

        Also, at all of the Audit Committee meetings the Audit Committee met in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of the Company's internal controls and overall financial reporting. At each quarterly meeting, the Audit Committee also met in executive session with a representative of E&Y to review the results of specific internal audits and the overall internal audit program. Specific portions of meetings were dedicated to further education of Audit Committee members. In addition, the Audit Committee had four telephonic conference calls with management to review the Company's progress in implementing Sarbanes-Oxley Section 404.

        The Audit Committee has reviewed and discussed the Company's December 31, 2005 audited consolidated financial statements with management and with PwC. The Committee also reviewed the Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, including controls to prevent and detect fraud.

        The Audit Committee has also discussed with PwC all the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61 ("Communication with Audit Committees"). These discussions included (a) the auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, (b) methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates (e) disagreements with management over the application of accounting principles, of which there were none, the basis for management's accounting estimates, and disclosures in the financial statements, and (f) any significant audit adjustments, of which there were none, and any significant deficiencies in internal control, of which there were none. The Audit Committee also reviewed all other material written communications between PwC and management.

        The Audit Committee has also discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the communication required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees").

        Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company's management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2005 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

        The foregoing report has been approved by all members of the Audit Committee.

G. Lawrence Buhl, Chairman Patrick W. Kenny Michael T. O'Kane

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item B on Proxy Card)

        The appointment of independent auditors will be approved annually by the Audit Committee and ratified by the Company's shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the year ending December 31, 2006. Since 1999, the Company's subsidiaries, as subsidiaries of ACE prior to the IPO, had a working association with PwC, ACE's independent auditor; PwC had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries during the IPO process.

        The Company's audited financial statements for the year ending December 31, 2005 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

        The following table presents fees for professional audit services rendered by PwC for the audit of the Company's annual consolidated financial statements for 2005 and 2004 and fees for other services rendered by PwC for fiscal year 2005 and 2004 paid by the Company following the IPO. This table does not include fees paid to PwC by ACE Limited for services prior to or in connection with the IPO.

	2005	2004
Audit fees(1)	$1,588,720	$891,730
Audit-related fees(2)	$47,500	$40,000
Tax fees(3)	$30,000	—
All other fees	—	—

(1)
Audit fees, including costs, for the years ended December 31, 2005 and December 31, 2004 were for professional services rendered in connection with: the audits of the Company's consolidated financial statements, of management's assessment of internal controls over financial reporting and of the effectiveness of these controls; the statutory and GAAP audits of various subsidiaries; comfort letters issued in connection with registration statements filed by the Company; consents issued in connection with financial guaranty transactions; review of quarterly press releases and financial supplements and documentation of internal controls.

(2)
Audit-related fees, including costs, for the years ended December 31, 2005 and December 31, 2004 were for professional services rendered in connection with audits of employee benefit plans. In addition, in 2006 the Company spent approximately $7,500 on review procedures in connection with the 2005 summary compensation table disclosure in this proxy statement.

(3)
Tax fees, including costs, for the year ended December 31, 2005 were for professional services rendered in connection with transfer pricing of a reinsurance contract.

Pre-Approval Policy of Audit and Non-Audit Services

        All of the fees described above for 2005 were pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services, tax services and permissible non-audit services. If a type of service is not covered by the Audit Committee's general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members.

        THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

  PROPOSALS CONCERNING SUBSIDIARIES (Item C on Proxy Card)

        In accordance with the Company's Bye-Laws, if the Company is required or entitled to vote at a general meeting of any direct non-United States subsidiary of the Company, the Company's directors must refer the matter to the shareholders of the Company and seek authority from the Company's shareholders for the Company's representative or proxy to vote in favor of the resolution proposed by the subsidiary. The Company's directors must cause the Company's representative or proxy to vote the Company's shares in the subsidiary pro rata to the votes received at the general meeting of the Company. In addition, the Company's board of directors, in its discretion, may require that the organizational documents of each subsidiary of the Company organized under the laws of a jurisdiction outside the United States to contain provisions substantially similar to these provisions. As a consequence, the following proposals relate to business to be conducted by the Company's direct and indirect subsidiaries at their respective annual general meetings of shareholders.

Assured Guaranty Re Ltd.

        It is proposed that the Company be authorized to vote in favor of the following matters to be presented at the next annual general meeting of Assured Guaranty Re  Ltd., a company organized under the laws of Bermuda ("AG Re").

        Election of Directors.    It is proposed that Howard Albert, Robert A. Bailenson, Dominic J. Frederico, James M. Michener, Robert B. Mills, David Penchoff and Andrew Pickering each be elected as directors of AG Re, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Each of Messrs. Albert, Bailenson, Frederico, Michener, Mills, Penchoff and Pickering are officers of the Company and have consented to serve as directors of AG Re without fee if elected. It is not expected that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by the board of directors.

        Appointment of Auditors.    It is proposed to appoint PricewaterhouseCoopers LLP, as the independent auditors of AG Re for the fiscal year ending December 31, 2006, subject to PricewaterhouseCoopers LLP being appointed as the Company's independent auditors. Representatives of the firm are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

        Other Matters.    The Board of Directors of the Company does not know of any matter to be brought before the annual general meeting of AG Re that is not referred to in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, the Company's representative or proxy will vote in accordance with his or her judgment on such matter.

Assured Guaranty Barbados Holdings Ltd.

        It is proposed that the Company be authorized to direct AG Re to vote in favor of the following matters to be presented at the next annual or special general meeting, or by written consent of the stockholders of Assured Guaranty Barbados Holdings Ltd., a company organized under the laws of Barbados ("AGL Barbados"):

        Election of Directors.    It is proposed that James M. Michener, Robert B. Mills, Michael J. Schozer, Kenneth Thomson and Robert Worme each be elected as the directors of AGL Barbados, with such persons constituting the entire Board of Directors of AGL Barbados, to serve for one year terms commencing at the annual meeting of AGL Barbados. Messrs. Michener, Mills and Schozer are each officers of the Company. Mr. Thomson is a consultant for Oceanic Managers (Barbados) Inc., which is an affiliate of Prime Management Services Limited, which performs corporate secretarial services for AGL Barbados. Mr. Worme is an attorney in Barbados. Messrs. Michener, Mills and Schozer have consented to serve as directors of AGL Barbados without fee if elected. Mr. Thompson and Mr. Worme are paid an annual fee of $1,500 each. It is not expected that any of the nominees will become unavailable for election as a director of AGL Barbados, but if any nominees should become unavailable prior to the meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by the board of directors.

        Appointment of Auditors.    It is proposed to appoint PricewaterhouseCoopers LLP as the independent auditors of AGL Barbados for the fiscal year ending December 31, 2006, subject to PricewaterhouseCoopers LLP being appointed as the Company's independent auditors. Representatives of the firm are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

        Acceptance of Financials.    In accordance with Barbados law, it is proposed that the financial statements of AGL Barbados for the year ended December 31, 2005 and the year ended December 31, 2004 will be presented for approval at the annual general meeting of AGL Barbados.

        Dissolution.    It is proposed that AGL Barbados be dissolved, with its assets distributed to AG Re, the Company or other direct or indirect subsidiaries of the Company, as determined by the Company and AG Re. The Company believes that maintaining the corporate existence of AGL Barbados, which acts as an intermediate holding company, is not necessary for the Company's business plan and that the dissolution of AGL Barbados will simplify the Company's corporate structure and eliminate the costs associated with the continued existence of this subsidiary. Accordingly, the Company is seeking approval to direct AG Re to vote in favor of the dissolution of AGL Barbados and any and all actions associated with such dissolution, including authorizing the directors to sign a Statement of Intent to Dissolve and Articles of Dissolution, and the distribution and disposition of the assets of AGL Barbados. The Company reserves the right to decide not to liquidate AGL Barbados at any time prior to the effective date of such dissolution without further notification to the Company's stockholders.

        Other Matters.    The Board of Directors of the Company does not know of any matter to be brought before the annual general meeting of AGL Barbados that is not referred to in this proxy statement. If any other matter properly comes before the annual general meeting of AGL Barbados, the Company's representative or proxy will vote in accordance with his or her judgment on such matter.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU AUTHORIZE THE COMPANY TO VOTE FOR EACH OF THE PROPOSALS CONCERNING THE COMPANY'S SUBSIDIARIES.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue,

Hamilton HM 08 Bermuda. Under the rules of the Securities and Exchange Commission, proposals must be received no later than November 30, 2006 and otherwise comply with the requirements of the U.S. Securities and Exchange Commission to be eligible for inclusion in the Company's 2007 Annual General Meeting proxy statement and form of proxy.

        The Company's Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company no later than 90 days prior to the anniversary date of the immediately preceding annual general meeting. With respect to the 2007 Annual General Meeting, such written notice must be received on or prior to February 4, 2007. The notice must meet the requirements set forth in the Company's Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or facsimile. Proxy cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. Mellon Investor Services LLC has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $5,000, plus out-of-pocket expenses.

OTHER MATTERS

        The Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,
James M. Michener
Secretary

EXHIBIT A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.    Introduction

        To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company's Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company's Board of Directors.

        Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

        In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II.    Definitions

        An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. When considering the application of the three year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        The "Company" includes any subsidiary in its consolidated group.

III.    Standards for Directors

        The following standards have been established to determine whether a director of the Company is independent:

1.
A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer(1), of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.
(1)
For purposes of this paragraph III, the term "executive officer" has the same meaning specified for the term "officer" in Rule 16(a)-1(f) under the Securities Exchange Act of 1934. Rule 16a-1(f) defines "officer" as a company's president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the company. Officers of the company's parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

2.
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former

A-1

  service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.
A director is not independent if: (A) the director or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

4.
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

5.
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.(2)

6.
Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services do not exceed the threshold set forth in paragraph III.5 above.
(2)
In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member's current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered "payments" for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization's consolidated gross revenues.

IV.    Standards for Audit Committee Members

        In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company's Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.
A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.
A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.
If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company's Audit Committee.

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ASSURED GUARANTY LTD.

30 Woodbourne Avenue, Hamilton HM08 Bermuda
P R O X Y
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Dominic Frederico, Robert B. Mills and James M. Michener as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of Assured Guaranty Ltd. which the undersigned is entitled to vote at the Annual General Meeting to be held on May 5, 2006 or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for (A) the election of Robin Monro-Davies and Michael T. O'Kane as Class I directors of Assured Guaranty to serve a two-year term to expire at the Annual General Meeting in 2008, and Stephen A. Cozen, John G. Heimann, Donald H. Layton and Walter A. Scott as Class II Directors of Assured Guaranty Ltd. to serve a three-year term to expire at the Annual General Meeting in 2009, and (B) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2006 and (C) the approvals of the proposals relating to the Company's subsidiaries.

(Continued on Reverse)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\    FOLD AND DETACH HERE    /\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 P.M.Eastern Time on May 4, 2006

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ago		Telephone 1-866-540-5760		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

									Please Mark Here for Address Change or Comments		☐
SEE REVERSE SIDE
See Agenda Items at the Bottom of this Voting Card for Further Description of Voting Matters
	For	Withheld	Exceptions		For	Against	Abstain		For	Against	Abstain
Item A Election as Director for Term Expiring in 2008:	☐	☐	☐	Item B Ratification of Pricewater- houseCoopers LLP	☐	☐	☐	Item (a) (ii) AG Re-Accountants	☐	☐	☐
01 Robin Monro-Davies				Item C	For	Against	Abstain		For	Against	Abstain
02 Michael T. O'Kane				Subsidiary Proposals	☐	☐	☐	Item (b) (i)	☐	☐	☐
Election as Director for Term Expiring in 2009: 03 Stephen A Cozen 04 John G. Heimann 05 Donald H. Layton 06 Walter A. Scott				Item (a) (i) AG Re-Directors				AGL Barbados-Directors

To vote your shares for all Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.
To vote your shares for all Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.
To vote your shares for all Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.

									For	Against	Abstain
								Item (b) (ii) AGL Barbados- Accountants	☐	☐	☐
									For	Against	Abstain
								Item (b) (iii) AGL Barbados- Financial Statements	☐	☐	☐
									For	Against	Abstain
								Item (b) (iv) AGL Barbados- Dissolution	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.

Signature	Signature if held jointly	Dated	,2006

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

/\    FOLD AND DETACH HERE    /\

A.	Election of Robin Monro-Davies and Michael T. O'Kane as Class I Directors for terms expiring in 2008 and Stephen A. Cozen, John G. Heimann, Donald H. Layton and Walter A. Scott as Class II Directors for terms expiring in 2009.
B.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of Assured Guaranty Ltd. for the fiscal year ending December 31, 2006
C.	Proposals concerning Assured Guaranty Ltd. subsidiaries
	(a).	Proposals concerning Assured Guaranty Re Ltd. ("AG Re")
		(i).	Election of Directors

For election to term expiring in 2007 (with such directors to constitute the entire board of directors of AG Re):
(1) Howard Albert, (2) Robert Bailenson, (3) Dominic J. Frederico, (4) James M. Michener, (5) Robert B. Mills, and (6) David Penchoff
		(ii).	Appointment of PricewaterhouseCoopers LLPas the independent auditors of AG Re for the fiscal year ending December 31, 2006.
	(b).	Proposals concerning Assured Guaranty Barbados Holdings Ltd. ("AGL Barbados")
		(i).	Election of Directors

For election to term expiring in 2007 (with such directors to constitute the entire board of directors of AGL Barbados): (1) James M. Michener, (2) Robert B. Mills, (3) Michael J. Schozer, (4) Kenneth Thomson and (5) Robert Worme.
		(ii).	Appointment of PricewaterhouseCoopers as the independent auditors of AGL Barbados for the fiscal year ending December 31, 2006.
		(iii).	Approval of AGL Barbados financial statements for the year ended December 31, 2005 and for the year ended December 31, 2004.
(iv).
Approval of the dissolution of AGL Barbados and any and all actions associated with such dissolution, including authorizing the directors to sign a Statement of Intent to Dissolve and Articles of Dissolution, and the distribution and disposition of the assets of AGL Barbados.

QuickLinks

NOTICE OF ANNUAL GENERAL MEETING
ASSURED GUARANTY LTD.
30 Woodbourne Avenue Hamilton HM 08 Bermuda March 27, 2006
ELECTION OF DIRECTOR (Item A on Proxy Card)
BENEFICIAL OWNERSHIP OF COMMON SHARES
EXECUTIVE COMPENSATION
Summary Compensation Table
2005 Option Grants
2006 Option Grants with Respect to 2005
Option Values as of December 31, 2005
Equity Compensation Plan Information
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item B on Proxy Card)
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
SOLICITATION OF PROXIES
OTHER MATTERS
CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE
ASSURED GUARANTY LTD.
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